UNITED STATES

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SCHEDULE 14A

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DBV Technologies S.A.

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Press Release Montrouge, France, April 21, 2022

Ordinary and Extraordinary General Meeting of May 12, 2022

Procedures for Obtaining Preparatory Documents for the General Meeting

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, announced that it will hold its Ordinary and Extraordinary General Meeting on May 12, 2022, at 8:30 a.m. CEST at the Company’s headquarters located at 177-181 Avenue Pierre Brossolette – 92120 Montrouge, France.

The preliminary notice (l’avis préalable) containing the detailed agenda, draft resolutions as well as instructions to participate and vote for this meeting was published in the French “Bulletin des Annonces Légales Obligatoires (BALO)” dated April 6 and April 13, 2022 (No. 2200757 and No. 2200917). To ensure that shareholders are properly informed, an additional resolution (the 21st resolution) has been added to the agenda of the Combined General Meeting as detailed in the US preliminary proxy statement filed with the SEC on April 14, 2022, and in the notice of meeting (l’avis de convocation) that will be published in the BALO and in the Legal Gazette on April 25, 2022.

The preparatory documents for the General Meeting listed in article R. 225-73-1 of the French Commercial Code are posted on the Investors & Media section of the Company’s website located at: https://www.dbv-technologies.com/investor-relations/financial—information/annual-reports/

The documents for the General Meeting will also be made available to shareholders as of the date of the issuance of the convening notice. Thus, in accordance with applicable law and regulations:

•

Any shareholder holding registered shares may, until the fifth day prior to the General Meeting, request that the Company send them the documents required under articles L. 225-115 and R. 225-83 of the French Commercial Code, electronically at their express request. For shareholders holding bearer shares, the exercise of this right is subject to the submission of a certificate of participation in the bearer share accounts held by the authorized financial intermediary.

•	Any shareholder may consult the documents and information referred to in articles L. 225-115 and R. 225-83 of the French Commercial Code, which are available at the Company’s headquarters.

Webcast of the General Meeting

On May 12, 2022, starting at 8:30 a.m. CEST (2:30am ET), the General Meeting will be webcast live on the Company’s website https://www.dbv-technologies.com/fr/ in the “Events and Presentations” section.

Shareholders will also be able to access a replay of the Meeting on the Company’s website for two years following the General Meeting.

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV’s method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV’s food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Basking Ridge, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345), part of the SBF120 index, and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com